Exhibit 10.27

CONSENT AND EXCHANGE AGREEMENT

This Consent and Exchange Agreement (the “Agreement”) is made as of this 15 day of September 2014, by and among CorMedix Inc., a Delaware corporation (the “Company”), and the undersigned holders (the “Holders”) of (i) all of the outstanding shares (the “Existing Series C-2 Stock”) of the Company’s non-voting convertible Series C-2 preferred stock (the “Series C-2 Preferred Stock”), (ii) all of the outstanding shares (the “Existing Series D Stock”) of the Company’s non-voting convertible Series D preferred stock (the “Series D Preferred Stock”), (iii) all of the outstanding shares (the “Existing Series E Stock”) of the Company’s non-voting convertible Series E preferred stock (the “Series E Preferred Stock”), (iv) all of the outstanding warrants to purchase common stock, $0.001 par value, of the Company  (the “Common Stock”) issued by the Company in May 2013 (the “May 2013 Warrants”), and (v) all of the outstanding warrants to purchase common stock of the Company issued by the Company in October 2013 (the “October 2013 Warrants” and together with the May 2013 Warrants, the “Existing Warrants”).

RECITALS

WHEREAS, the Certificate of Designation of each of the Series C-2 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, and the May 2013 Warrants and the October 2013 Warrants contain dividend and anti-dilution provisions that create derivative accounting issues for the Company;

WHEREAS, the Company and the Holders wish to amend and restate Certificate of Designation of each of the Series C-2 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, and to amend and restate the May 2013 Warrants and the October 2013 Warrants to remove such dividend and anti-dilution provisions, among others;

WHEREAS, Section 9 of the May 2013 Warrants requires the consent of any holder to amend the terms thereof;

WHEREAS, Section 9 of the October 2013 Warrants requires the consent of any holder to amend the terms thereof;

WHEREAS, Section 4 of the Certificate of Designation of each of the Series C-2 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock requires the consent of a majority of the outstanding shares of each of the Existing C-2, Existing Series D and Series E Stock, respectively, to amend the Certificate of Designation of each of the Existing C-2, Existing Series D and Series E Stock;

WHEREAS, the Holders, among them, own all of (i) the outstanding shares of Existing Series C-2 Stock, (ii) the outstanding shares of Existing Series D Stock, (iii) the outstanding shares of Existing Series E Stock, (iv) the May 2013 Warrants, and (v) the October 2013 Warrants, and desire to amend and restate the Certificate of Designation of each of the Series C-2 Preferred Stock, the Series D Preferred Stock and the Series E Preferred Stock, and to amend and restate the May 2013 Warrants, and the October 2013 Warrants as provided herein; and

WHEREAS, the Company and each Holder now desire to exchange the May 2013 Warrants for Amended May 2013 Warrants for a number of shares exercisable into the number of shares subject to the May 2013 Warrants held by the respective Holder, and to exchange October 2013 Warrants for Amended October 2013 Warrants for a number of shares exercisable into the number of shares subject to the October 2013 Warrants held by the respective Holder.

WHEREAS, the execution and delivery of this Agreement by the Company and the Holders and the transactions contemplated hereby are being made in reliance upon the exemption from registration provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “1933 Act”).

AGREEMENT

NOW, THEREFORE, IT IS RESOLVED, in consideration of mutual covenants herein contained and other good and valuable consideration, the mutual receipt and legal sufficiency of which are hereby acknowledged, the undersigned hereby agree as follows:

1. Amendment and Restatement of the Series C-2 Preferred Stock Certificate of Designation.  The Certificate of Designation of the Series C-2 Preferred Stock of the Company will be amended and restated as set forth in Exhibit A hereto.

2. Amendment and Restatement of the Series D Preferred Stock Certificate of Designation.  The Certificate of Designation of the Series D Preferred Stock of the Company will be amended and restated as set forth in Exhibit B hereto.

3. Amendment and Restatement of the Series E Preferred Stock Certificate of Designation.  The Certificate of Designation of the Series E Preferred Stock of the Company will be amended and restated as set forth in Exhibit C hereto.

4. Amendment and Restatement of the May 2013 Warrants.  The May 2013 Warrants will be amended and restated as set forth in Exhibit D hereto (the “Amended May 2013 Warrants”).

5. Amendment and Restatement of the October 2013 Warrants.  The October 2013 Warrants will be amended and restated as set forth Exhibit E hereto (the “Amended October 2103 Warrants”).

6. Exchange of Warrants.  Subject to satisfaction of the conditions set forth in Section 13 hereof, effective as of the date that all of the conditions to the Holders obligations to consummate the transactions contemplated hereby are satisfied or waived by the Holders (the “Effective Date”), (a) each Holder hereby agrees to exchange the May 2013 Warrants held by it for Amended May 2013 Warrants, (b) each Holder hereby agrees to exchange the October 2013 Warrants held by it for Amended October 2013 Warrants (the Amended May 2013 Warrants and the Amended October 2013 Warrants are referred to collectively herein as the “Exchange Warrants”), and (c) the Company hereby agrees to issue such Amended May 2013 Warrants and such Amended October 2013 Warrants to each Holder.  Subject to the foregoing conditions, the Company and each Holder agree that, as of the Effective Date, the Existing Warrants shall cease to be outstanding and shall represent the right to receive, upon surrender of the Existing Warrants to the Company at its principal office, the Exchange Warrants.  On the Effective Date, the Company will issue the Exchange Warrants for which such Existing Warrants were exchanged.  The Existing Warrants, from and after the Effective Date, shall be deemed to have been cancelled and shall represent the right of the Holder to receive the Exchange Warrants.

7. Release of Obligations under the Existing Warrants; Survival of Certain other Obligations.  Each Holder hereby agrees and acknowledges that the issuance of the Exchange Warrants to the Holder as set forth herein shall and does fully satisfy and extinguish any and all obligations or liabilities of the Company under the Existing Warrants.  As of the Effective Date, the Company and each Holder hereby further agree that the May 2013 Warrants hereafter shall represent only the right to receive the Amended May 2013 Warrants and the October 2013 Warrants hereafter shall represent only the right to receive the Amended October 2013 Warrants, all as set forth herein.  Notwithstanding the foregoing, no Holder releases the Company from any of its covenants, obligations or agreements under, and the following agreements shall continue to be, in full force and effect and are hereby ratified and confirmed in all respects (except as provided in this Section 7), (i) the Securities Purchase Agreement, dated May 23, 2013 (the “May 2013 SPA”) and each other Transaction Document as defined and referred to therein, or (ii) either of the Securities Purchase Agreements, dated October 17, 2013 (individually and collectively, the “October 2013 SPA”), including, without limitation, Article 4 (except Section 4(y) of the October 2013 SPA), and each other Transaction Document as defined and referred to therein, all of such covenants, obligations and agreements to survive the exchange of the Existing Warrants contemplated hereby in accordance with their terms, except Section 4(y) of the October 2013 SPA.  With respect to periods after the Effective Date, all of such covenants, obligations and agreements under Article 4 of the May 2013 SPA and the October 2013 SPA (except Section 4(y) thereof) that are to be in effect so long as the Amended 2013 Warrants and the underlying shares (the “Underlying Shares”) are owned by a Holder shall be deemed to be amended mutatis mutandis to remain in effect so long as any Exchange Warrants and any Underlying Shares are owned by such Holder.  In addition, for the avoidance of doubt, nothing contained herein constitutes a waiver or release of any breach by the Company of the Existing Warrants, the May 2013 SPA,  the October 2013 SPA or any other Transaction Document as defined and referred to therein prior to the date hereof.

8. Disposition of Existing Warrants.  The Holder agrees to deliver the Existing Warrants to the Company for cancellation as soon as practical following the Effective Date.  If any of the Existing Warrants shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Holder claiming such security to be lost, stolen or destroyed, in form satisfactory to the Company, the Company shall issue the Exchange Warrants that the Holder is entitled to receive pursuant to this Agreement; provided, however, that the Company may in its discretion and as a condition precedent to the issuance thereof, require the Holder to provide the Company with an indemnity agreement, in form satisfactory to the Company, against any claim that may be made against the Company with respect to the security alleged to have been lost, stolen or destroyed.

9.	Participation in Future Financing.

(a) With respect to the Elliott Holder (as defined below) and the Kingsbrook Holder (as defined below), from the date hereof until the later of (a) the date such respective Holder holds less than 5% of the Common Stock of the Company on a fully diluted basis as determined pursuant to Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended (without giving effect to any limitation on exercise or conversion (including “blockers”)) or (b) the date that is the two year anniversary of the Effective Date, upon any issuance by the Company or any of its Subsidiaries of Common Stock, Convertible Securities, Options (each as defined in the May 2013 SPA) for cash consideration, Indebtedness or a combination thereof (a “Subsequent Financing”), the Holders shall have the right to participate in up to an amount of the Subsequent Financing equal to 60% of the Subsequent Financing (the “Participation Maximum”) on the same terms, conditions and price provided for in the Subsequent Financing in accordance with the following: 58.3% of the Participating Maximum shall be available, collectively to Elliott Associates, L.P., Elliott International, L.P. and Manchester Securities Corp. (collectively, the “Elliott Holder”) and 41.7% of the Participating Maximum shall be available to Kingsbrook Opportunities Master Fund LP (the “Kingsbrook Holder”), provided that if the Elliott Holder or Kingsbrook Holder, as applicable, does not meet the provisions of clause (a) of this Section 9(a) or elects to not exercise or exercises only a portion of its respective Participation Maximum then each of the Elliott Holder and Kingsbrook Holder shall have the right to exercise the other Holder’s expired or unexercised portion of its Participation Maximum.   A Subsequent Financing does not include the issuance of Common Stock, Convertible Securities, or Options to a strategic partner as part of the Company’s development plans for its product candidates.

(b) At least five (5) Business Days (as defined in the May 2013 SPA) prior to the closing of the Subsequent Financing, the Company shall deliver to each Holder a written notice of its intention to effect a Subsequent Financing (“Pre-Notice”), which Pre-Notice shall ask such Holder if it wants to review the details of such financing (such additional notice, a “Subsequent Financing Notice”).  Upon the request of a Holder, and only upon a request by such Holder, for a Subsequent Financing Notice, the Company shall promptly, but no later than one (1) Business Day after such request, deliver a Subsequent Financing Notice to such Holder.  The Subsequent Financing Notice shall describe in reasonable detail the proposed terms of such Subsequent Financing, the amount of proceeds intended to be raised thereunder and the Person or Persons (as defined in the Exchange Warrants) through or with whom such Subsequent Financing is proposed to be effected and shall include a term sheet or similar document relating thereto as an attachment.

(c) Any Holder desiring to participate in such Subsequent Financing must provide written notice to the Company by not later than 5:30 p.m. (New York City time) on the fifth (5th) Business Day after all of the Holders have received the Pre-Notice that such Holder is willing to participate in the Subsequent Financing, the amount of such Holder’s participation (which may include such Holder’s request to “over-subscribe” for up to 100% of the Participation Amount to the extent the other Holder does not subscribe for the full amount it is entitled to pursuant to Section 9(a) above (such amount, the “Over-Subscription Amount”), and representing and warranting that such Holder has such funds ready, willing, and available for investment on the terms set forth in the Subsequent Financing Notice.  If the Company receives no such notice from a Holder as of such fifth (5th) Business Day, such Holder shall be deemed to have notified the Company that it does not elect to participate.

(d) If by 5:30 p.m. (New York City time) on the fifth (5th) Business Day after all of the Holders have received the Pre-Notice, the notifications by the Elliott Holder and/or the Kingsbrook Holder of their willingness to participate in the Subsequent Financing (or to cause their designees to participate) reflect, in the aggregate (including Over-Subscription Amounts), participation by the Holders of less than the Participation Maximum, the Company may effect the remaining portion of such Subsequent Financing on the terms and with the Persons set forth in the Subsequent Financing Notice.  At the closing of the Subsequent Financing, each of the Elliot Holder and Kingsbrook Holder shall have the right to acquire its portion of the securities sold in such Subsequent Financing in the percentages  set forth in Section 9(a) above plus, if applicable, its Over-Subscription Amount of such securities to the extent the other Holder does not subscribe at such closing for the full amount it is entitled to acquire pursuant the Section 9(a) above.

(e) The Company must provide the Holders with a second Subsequent Financing Notice, and the Holders will again have the right of participation set forth above in this Section 9, if the Subsequent Financing subject to the initial Subsequent Financing Notice is not consummated for any reason on the terms set forth in such Subsequent Financing Notice within thirty (30) Business Days after the date of the initial Subsequent Financing Notice.

(f) The Company and each Holder agree that if any Holder elects to participate in the Subsequent Financing, the transaction documents related to the Subsequent Financing shall not include any term or provision whereby such Holder shall be required to agree to any restrictions on trading as to any of the Underlying Shares or any shares of Series C-2 Preferred Stock, Series D Preferred Stock or Series E Preferred Stock or be required to consent to any amendment to or termination of, or grant any waiver, release or the like under or in connection with, this Agreement, without the prior written consent of such Holder.

(g) Notwithstanding anything to the contrary in this Section 9 and unless otherwise agreed to by such Holder, the Company shall either confirm in writing to such Holder that the transaction with respect to the Subsequent Financing has been abandoned or shall publicly disclose its intention to issue the securities in the Subsequent Financing, in either case in such a manner such that such Holder will not be in possession of any material, non-public information, by the tenth (10th) Business Day following delivery of the Subsequent Financing Notice.  If by such tenth (10th) Business Day, no public disclosure regarding a transaction with respect to the Subsequent Financing has been made, and no notice regarding the abandonment of such transaction has been received by such Holder, such transaction shall be deemed to have been abandoned and such Holder shall not be deemed to be in possession of any material, non-public information with respect to the Company or any of its Subsidiaries.

(h) Notwithstanding the foregoing, this Section 9 shall not apply in respect of any Excluded Securities.  “Excluded Securities” means (i) equity awards issued to directors, officers or employees of the Company in their capacity as such pursuant to an employee benefit plan approved by the Board of the Company prior to the Effective Date, provided that (A) all such issuances (taking into account the shares of Common Stock issuable upon exercise of such options) after the date hereof pursuant to this clause (i) do not, in the aggregate, exceed more than 5% of the Common Stock issued and outstanding immediately prior to the date hereof and (B) the exercise price of any such options is not lowered, none of such options are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such options are otherwise materially changed in any manner that adversely affects any of the Holders; (ii) shares of Common Stock issued upon the conversion or exercise of, Options or Convertible Securities (other than equity awards covered by clause (i) above) issued prior to the date hereof, provided that the conversion price of any such Options or Convertible Securities (other than equity awards covered by clause (i) above) is not lowered (except pursuant to terms in effect as of the Effective Date), none of such Options or Convertible Securities (other than equity awards covered by clause (i) above) are amended to increase the number of shares issuable thereunder and none of the terms or conditions of any such Options or Convertible Securities (other than equity awards covered by clause (i) above) are otherwise materially changed in any manner that adversely affects any of the Holders; (iii) the issuance of the Exchange Warrants, (iv) the shares of Common Stock issuable upon conversion of the Exchange Warrants or otherwise pursuant to the terms of the Exchange Warrants, and (v) the shares of Common Stock issuable upon conversion of the Series C-2 Preferred Stock, the Series D Preferred Stock or the Series E Preferred Stock.

(i) Unless a Holder provides written instructions to the Company to the contrary, any Pre-Notice under this Section to a Holder containing material non-public information shall be delivered only to the legal counsel of such Holder identified in Section 15 hereof and not to such Holder unless otherwise directed in writing by such counsel or such Holder.

10. Representations and Warranties of the Company.  The Company represents, warrants and covenants to the Holders as follows.

(a) Each of the Company and its Subsidiaries (as defined below) are entities duly organized and validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted and as presently proposed to be conducted.  Each of the Company and each of its Subsidiaries is duly qualified as a foreign entity to do business, and is in good standing, in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on (i) the business, properties, assets, liabilities, operations (including results thereof), condition (financial or otherwise) or prospects of the Company or any Subsidiary, individually or taken as a whole, (ii) the transactions contemplated hereby or (iii) the authority or ability of the Company to perform any of its obligations hereunder.  Other than its Subsidiaries, there is no Person in which the Company, directly or indirectly, (i) owns any of the capital stock or holds an equity or similar interest or (ii) controls or operates all or any part of the business, operations or administration of such Person.  A “Subsidiary” means any Person (as defined in the Exchange Warrants) in which the Company, directly or indirectly, (i) owns any of the outstanding capital stock or holds any equity or similar interest of such Person or (ii) controls or operates all or any part of the business, operations or administration of such Person, and all of the foregoing.  As of the date of this Agreement, the Company has no Subsidiaries other than CorMedix Europe GmbH.

(b) The Company has the requisite power and authority to enter into and perform its obligations under this Agreement and to amend the Certificates of Designation (as defined herein) and issue the Exchange Warrants in accordance with the terms hereof.  The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the filing of the Certificates of Designation and the issuance of the Exchange Warrants) have been duly authorized by the Company’s board of directors and (other than  filings as may be required by applicable federal and state securities laws regarding the issuance of the Exchange Warrants), no further filing, consent or authorization is required by the Company, its board of directors or its stockholders or other governing body.  This Agreement has been and the other documents or instruments to be delivered on or prior to the Effective Date will be duly executed and delivered by the Company, and upon such execution will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(c) The issuance of the Exchange Warrants and the Underlying Shares have been duly authorized and upon issuance in accordance with the terms of this Agreement shall be validly issued, fully paid and non-assessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issuance thereof.  The Company shall have reserved from its duly authorized capital stock as of the Effective Date number of Underlying Shares (determined without taking into account any limitations on the exercise of the Exchange Warrants set forth therein).  Upon exercise in accordance with the Exchange Warrants, the Underlying Shares, when issued, will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, liens, charges and other encumbrances with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of Common Stock.  The offer and issuance by the Company of the Exchange Warrants and the Underlying Shares are exempt from registration pursuant to Section 3(a)(9) of the 1933 Act.

(d) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby (including, without limitation, the issuance of the Exchange Warrants and the Underlying Shares and the reservation for issuance of the Exchange Warrants and the Underlying Shares as contemplated under Section 10(c) above) will not (i) result in a violation of the Company’s certificate of incorporation or other organizational documents of the Company or any of its Subsidiaries, any capital stock of the Company or any of its Subsidiaries or bylaws of the Company or any of its Subsidiaries, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the NYSE MKT (the “Principal Market”) and including all applicable federal laws, rules and regulations) applicable to the Company or any of its Subsidiaries or by which any property or asset of the Company or any of its Subsidiaries is bound or affected except, in the case of clause (ii) or (iii) above, to the extent such violations that could not reasonably be expected to have a Material Adverse Effect.

(e) Neither the Company nor any Subsidiary is required to obtain any consent from, authorization or order of, or make any filing or registration with (other than any filings as may be required by any federal and state securities laws), any Governmental Entity (as defined in the May 2013 SPA) or other self-regulatory organization or body or any other Person in order for it to execute, deliver or perform any of its respective obligations under or contemplated by this Agreement or any Certificate of Designation (as defined herein) (collectively, the “Transaction Documents”), in each case, in accordance with the terms hereof or thereof.  All consents, authorizations, orders, filings and registrations which the Company or any Subsidiary is required to obtain pursuant to the preceding sentence have been obtained or effected on or prior to the Effective Date, and neither the Company nor any of its Subsidiaries are aware of any facts or circumstances which might prevent the Company or any of its Subsidiaries from obtaining or effecting any of the registration, application or filings contemplated by the Transaction Documents.

(f) For the purposes of Rule 144, the Company acknowledges that the holding period of the Exchange Warrants may be tacked onto the holding period of the Existing Warrants and the Company agrees not to take a position contrary to this Section 10(f).

(g) The Company is not now, and following the Effective Date will not be, liable for any brokerage, finder’s or solicitation fees or commissions with respect to the transactions contemplated by this Agreement.

(h) Immediately after the consummation of the transactions contemplated by this Agreement and the transactions contemplated by the agreements cited in Sections 13(a)(4) and 13(a)(5), the Company will be in compliance with Sections 1003(a)(i) and 1003(a)(ii) of the continued listing standards of the NYSE MKT, and the Company will have no financial instruments on its balance sheet that must be accounted for as derivative liabilities other than shares of the Company’s non-voting convertible Series C-3 preferred stock and common stock purchase warrants issued by the Company on January 7, 2014 held by entities or individuals who do not enter into the Agreement cited in Section 13(a)(5).

(i) The Company makes the same representations and warranties to the Holder as are set forth in Sections 3(j) through (ff), Sections 3(hh) through (ll), Sections 3(nn) through (oo) and Section 3(qq) of the May 2013 SPA, except as provided in Section 10(j) hereof and as may have been updated by the Company’s filings made pursuant to the 1934 Act (as defined below), as if such representations and warranties were set forth in this Agreement.

(j) As of August 26, 2014, the authorized capital stock of the Company consists of (i) 80,000,000 shares of Common Stock, of which, 22,110,506 are issued and outstanding and 21,876,059 shares are reserved for issuance pursuant to securities exercisable or exchangeable for, or convertible into, shares of Common Stock (including all outstanding preferred shares), and (ii) 2,000,000 shares of preferred stock, of which (iii) 761,429 shares of non-voting convertible Series A Preferred Stock are authorized and none of which are issued and outstanding, (iv) 454,546 shares of non-voting convertible Series B Preferred Stock are authorized and 454,546 shares  of which are issued and outstanding, (v) 150,000 shares of non-voting convertible Series C-1 Preferred Stock are authorized and none  of which are issued and outstanding, (vi) 150,000 shares of non-voting convertible Series C-2 Preferred Stock are authorized and 150,000 shares  of which are issued and outstanding, (vii) 200,000 shares of non-voting convertible Series C-3 Preferred Stock are authorized and 192,000 shares  of which are issued and outstanding, (viii) 57,400 shares of non-voting convertible Series D Preferred Stock are authorized and 57,400 shares  of which are issued and outstanding, and (ix) 55,214 shares of non-voting convertible Series E Preferred Stock are authorized and 55,214 shares  of which are issued and outstanding.  No shares of Common Stock or Preferred Stock are held in treasury.  All of such outstanding shares are duly authorized and have been, or upon issuance will be, validly issued and are fully paid and nonassessable.  An aggregate of 560,083 shares of the Company’s issued and outstanding Common Stock on the date hereof are as of the date hereof owned by Persons who are “affiliates” (as defined in Rule 405 of the 1933 Act and calculated based on the assumption that only officers, directors and holders of at least 10% of the Company’s issued and outstanding Common Stock are “affiliates” without conceding that any such Persons are “affiliates” for purposes of federal securities laws) of the Company or any of its Subsidiaries.  To the Company’s knowledge, as of the date hereof, no Person owns 10% or more of the Company’s issued and outstanding shares of Common Stock (calculated based on the assumption that all convertible securities, whether or not presently exercisable or convertible, have been fully exercised or converted (as the case may be) taking account of any limitations on exercise or conversion (including “blockers”) contained therein without conceding that such identified Person is a 10% stockholder for purposes of federal securities laws).

(k) After giving effect to the transactions contemplated by this Agreement and by the consent and exchange agreements referred to in Sections 13(a)(4) and Sections 13(a)(5) hereof (the “Other Exchange Agreements”), the Company has sufficient authorized shares of Common Stock to issue upon the conversion of all Existing Series C-2 Stock, Existing Series D Stock and Existing Series E Stock, and all outstanding shares of the Company’s Series C-3 Preferred Stock, and the exercise of all Existing Warrants and all outstanding warrants that are the subject of the Other Exchange Agreements.

(l) The Company received the approval of its stockholders on February 28, 2014 and the approval of the NYSE MKT, by letter dated April 1, 2014, to the issuance of shares of Common Stock in connection with the conversion of the Existing Series C-2 Stock, Existing Series D Stock and Existing Series E Stock, and all outstanding shares of the Company’s Series C-3 Preferred Stock, and the exercise of the Existing Warrants and all outstanding warrants that are the subject of the Other Exchange Agreements, including as may be increased due to anti-dilution provisions, should such issuance exceed the 20% threshold set forth in NYSE MKT Rule 312.03(c).

11. Representations and Warranties of the Holders.  Each Holder represents, warrants and covenants to the Company as follows.

(a) All action, corporate or otherwise, on the part of the Holder, and its officers, directors, and shareholders or partners, as the case may be, necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of the Holder hereunder, has been taken or will be taken prior to the Effective Date and this Agreement, when executed, constitutes the valid and legally binding obligation of the Holder, enforceable against the Holder in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws and subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).  The execution and delivery of this Agreement will not conflict with, or result in a breach of any of the terms of, or constitute a default under, the charter, bylaws or other organizational documents of the Holder.

(b) The Holder owns the Existing Warrants free and clear of any liens (other than the obligations pursuant to this Agreement and applicable securities laws).

12. Covenants.

(a) On or before 9:00 a.m., New York time, on the first (1st) Business Day following the date of this Agreement, the Company shall file a Current Report on Form 8-K describing all the material terms of the transactions contemplated hereby (the “8-K Filing”) in the form required by the Securities Exchange Act of 1934, as amended (the “1934 Act”).  From and after the issuance of the 8-K Filing, the Company shall have disclosed all material, non-public information (if any) delivered to the Holder by the Company or any of its Subsidiaries, or any of their respective officers, directors, employees or agents in connection with the transactions contemplated hereby.

(b) In the event that the Holder is deemed, in the Holder’s reasonable judgment, to be an “affiliate” of the Company within the meaning of Rule 144, the Company shall use its best efforts to prepare and file with the SEC a Registration Statement on Form S-1 (or in its discretion on Form S-3) relating to the resale of such Registrable Securities by the Holder on a continuous basis no later than 30 days after the Holder’s written demand (the “Filing Deadline”).  The Company shall cause the Registration Statement filed pursuant to this Section 7(b) to become effective as soon as reasonably practicable after such filing, but in no event later than 60 days after the Filing Deadline) and promptly after such Registration Statement has been declared effective, file a final prospectus to be used for sales of the Registrable Securities in connection with such Registration Statement in accordance with Rule 424 under the 1933 Act (the “Prospectus”).  The Company shall use its best efforts to keep the Registration Statement effective pursuant to Rule 415 at all times until the date on which the Investors shall have sold all of the Registrable Securities (the “Registration Period”), including, without limitation, by filing any necessary amendments or supplements to the Registration Statement.  The Company shall ensure that any Registration Statement and/or Prospectus filed pursuant to this Agreement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading.  For purposes hereof, “Registrable Securities” means (i) the Underlying Shares, (ii) any outstanding shares of common stock owned by the Holder or any of its affiliates, (iii) any shares of common stock issuable upon the conversion or exercise of warrants, options or convertible securities (including the Series C-2 Preferred Stock, Series D Preferred Stock and Series E Preferred Stock) of the Company owned by the Holder or any of its affiliates and (iv) and any other shares of common stock of the Company issued in respect or replacement of any of the foregoing securities (as a result of stock splits, stock dividends, stock combinations, reclassifications, recapitalizations or other similar events).

(c) In connection with its obligations under Section 12(b), the Company agrees as follows during the Registration Period:

(1)
the Company shall permit the Holder and/or its legal counsel to review and comment upon any Registration Statement, Prospectus or amendment or supplement thereto at least five (5) Business Days prior to its filing with the SEC and not file any Registration Statement, Prospectus or amendment or supplement thereto in a form to which the Holder reasonably objects.

(2)
The Company shall notify the Holder in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Registration Statement or the Prospectus includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and promptly prepare a supplement or amendment to such Registration Statement or Prospectus to correct such untrue statement or omission.  In addition, if any stop order or suspension of the Registration Statement or Prospectus is issued, the Holder shall immediately notify the Holder and take all necessary action to obtain the withdrawal of such order or suspension at the earliest practicable moment.

(3)
The Company shall use its best efforts to cause the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed.

(4)
The Company shall not identify the Holder as an underwriter without its prior written consent in any public disclosure or filing with the SEC, the Principal Market (as defined in the Securities Purchase Agreement).

(5)
The Company shall enter into such customary agreements for underwritten secondary offerings and take all such other reasonable actions and deliver or cause to be delivered such other document and instruments requested by the Holder or the lead underwriter in any secondary underwritten offering in order to expedite or facilitate the disposition of the Registrable Securities.

(d) The Company shall indemnify and hold harmless the Holder and each of its affiliates, employees, officers, directors, attorneys, accountants and other representatives for, from and against any and all demands, claims, actions, causes of action, proceedings, assessments, losses damages, liabilities, settlements, judgments, fines, penalties, interest, costs and expenses (including attorneys’ fees) which are asserted against, imposed upon or incurred by any Person as a result of or in connection with (i) the breach or alleged breach by the Company of any of the Company’s representations, warranties, covenants, agreements or obligations contained in this Agreement, (ii) any untrue statement or alleged untrue statement of a material fact in a Registration Statement, Prospectus or any amendment or supplement thereto or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement.

(e) The Company shall issue irrevocable instructions to its transfer agent in the form previously provided to the Company (the “Irrevocable Transfer Agent Instructions”) to issue certificates or credit shares to the applicable balance accounts at DTC, registered in the name of the Holder or its nominee(s), for the Underlying Shares in such amounts as specified from time to time by the Holder to the Company upon exercise of the Exchange Warrants or other issuance pursuant to the terms of the Exchange Warrants.  The Company represents and warrants that no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 12(e) will be given by the Company to the Transfer Agent with respect to the Underlying Shares, and shall otherwise be freely transferable on the books and records of the Company.  If a Buyer effects a sale, assignment or transfer of the Exchange Warrants (in compliance with applicable law) or the Underlying Shares, the Company shall permit the transfer and, with respect to the Underlying Shares shall also promptly instruct the transfer agent to issue one or more certificates or credit shares to the applicable balance accounts at DTC in such name and in such denominations as specified by the Holder to effect such sale, transfer or assignment.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Holder.  Accordingly, the Company acknowledges that the remedy at law for a breach of its obligations under this Section 12(e) will be inadequate and agrees, in the event of a breach or threatened breach by the Company of the provisions of this Section 12(e), that the Holder shall be entitled, in addition to all other available remedies, to an order and/or injunction restraining any breach and requiring immediate issuance and transfer, without the necessity of showing economic loss and without any bond or other security being required.

(f) As long as any shares of Series C-2 Preferred Stock,  Series D Preferred Stock or Series E Preferred Stock, or any Exchange Warrants are outstanding, the Company will not issue any financial instruments that would be accounted for as a derivative liability without the prior written consent of Elliott Associates, L.P.

13. Closing Conditions.

(a) Holder’s Closing Conditions.  Each Holder’s obligations to consummate the exchange of the Existing Warrants and the other transactions contemplated hereby are subject to satisfaction or waiver, in the discretion of the Holder, of the following conditions:

(1)	The Company shall have executed and delivered to the Holders this Agreement.

(2)
The Company shall have filed with the Secretary of State of the State of Delaware the Amended and Restated Certificate of Designation for the Series C-2 Preferred Stock, the Amended and Restated Certificate of Designation for Series D Preferred Stock and the Certificate of Designation for the Series E Preferred Stock (each a “Certificate of Designation” and together the “Certificates of Designation”) in the forms attached as Exhibit A, Exhibit B and Exhibit C respectively.

(3)
The Company shall have delivered to the Holder a copy of the Irrevocable Transfer Agent Instructions, in the form acceptable to the Holder, which instructions shall have been delivered to and acknowledged in writing by the Company’s transfer agent.

(4)
 The Company shall have entered into and completed the transactions contemplated in that Consent and Exchange Agreement, dated of even date herewith, by and among the Company and the holders of the common stock purchase warrants issued by the Company on March 10, 2014, attached hereto as Exhibit F.

(5)
The Company shall have entered into and completed the transactions contemplated in that Consent and Exchange Agreement, dated of even date herewith, by and among the Company and the holders of not less than 75% of (i) the shares of the Company’s non-voting convertible Series C-3 preferred stock and (ii) the shares issuable under the common stock purchase warrants issued by the Company on January 7, 2014, attached hereto as Exhibit G.

(6)
The Company shall have issued to Manchester Securities Corp. a certificate representing 16,562 shares of Series D Preferred Stock and a certificate representing 36,086 shares of Series E Preferred Stock and shall have issued to Kingsbrook Opportunities Master Fund LP a certificate for 1,140 shares of Series E Preferred Stock.

(b) Company Closing Conditions.  The Company’s obligation to consummate the exchange of the Existing Warrants and the other transactions contemplated hereby are subject to satisfaction or waiver, in the discretion of the Company, of the following conditions:

(1)	Each Holder shall have executed and delivered to the Company this Agreement.

14. Taxes.  Each Holder has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement.  Each Holder is relying solely on such advisors and not on any statements or representations of the Company or any of its agents.  Each Holder understands that it (and not the Company) shall be responsible for the Holder’s own tax liability that may arise as a result of the transactions contemplated by this Agreement.

15. Miscellaneous.

(a) Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b) Counterparts.  This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party.  In the event that any signature is delivered by facsimile transmission or by an e-mail which contains a portable document format (.pdf) file of an executed signature page, such signature page shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such signature page were an original thereof.

(c) Headings; Gender.  The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.  Unless the context clearly indicates otherwise, each pronoun herein shall be deemed to include the masculine, feminine, neuter, singular and plural forms thereof.  The terms “including,” “includes,” “include” and words of like import shall be construed broadly as if followed by the words “without limitation.”  The terms “herein,” “hereunder,” “hereof” and words of like import refer to this entire Agreement instead of just the provision in which they are found.

(d) Severability.  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties.  The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(e) Entire Agreement; Amendments.  This Agreement, the other Transaction Documents and the schedules and exhibits attached hereto and the instruments referenced herein and therein supersede all other prior oral or written agreements between the Holders, the Company, its Subsidiaries, their affiliates and Persons acting on their behalf solely with respect to the matters contained herein and therein, and this Agreement, the other Transaction Documents, the schedules and exhibits attached hereto and thereto and the instruments referenced herein and therein contain the entire understanding of the parties solely with respect to the matters covered herein and therein; provided, however, except as specifically set forth herein, nothing contained in this Agreement or any other Transaction Document shall (or shall be deemed to) (i) have any effect on any agreements a Holder has entered into with, or any instruments a Holder has received from, the Company or any of its Subsidiaries prior to the date hereof with respect to any prior investment made by such Holder in the Company or (ii) waive, alter, modify or amend in any respect any obligations of the Company or any of its Subsidiaries, or any rights of or benefits to a Holder or any other Person, in any agreement entered into prior to the date hereof between or among the Company and/or any of its Subsidiaries and a Holder, or any instruments such Holder received from the Company and/or any of its Subsidiaries prior to the date hereof, and all such agreements and instruments shall continue in full force and effect.  Except as specifically set forth herein or therein, neither the Company nor a Holder makes any representation, warranty, covenant or undertaking with respect to such matters.  For clarification purposes, the Recitals are part of this Agreement.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and each Holder.  No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.  As a material inducement for each Holder to enter into this Agreement, the Company expressly acknowledges and agrees that (i) no due diligence or other investigation or inquiry conducted by the Holder, any of its advisors or any of its representatives shall affect the Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement and (ii) unless a provision of this Agreement, including specifically representations and warranties incorporated by reference into Section 10(g) hereof from the May 2013 SPA, is expressly preceded by the phrase “except as disclosed in the SEC Documents,” nothing contained in any of the SEC Documents shall affect a Holder’s right to rely on, or shall modify or qualify in any manner or be an exception to any of, the Company’s representations and warranties contained in this Agreement.

(f) Notices.  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day (as defined in the May 2013 SPA) after deposit with an overnight courier service with next day delivery specified, in each case, properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be as follows.

If to the Holders at:
Elliott Associates, L. P.
Elliott International, L.P.
Manchester Securities Corp.
40 West 57th Street, 30th Floor
New York, New York 10019
Attention: David Bernfeld
and Elliot Greenberg
Phone: (212) 974-6000
Fax:  (212) 478-2371
with a copy to:

Max Karpel, Esq.
Kleinberg, Kaplan, Wolff & Cohen P.C.
551 Fifth Avenue
New York, New York 10176
Phone:212-986-6000
Fax:212-986-8866

Kingsbrook Opportunities Master Fund LP
689 Fifth Avenue, 12th Floor
New York, NY 10022
Attention:  Ari J. Storch /Adam J. Chill
Phone: (212) 600-8240
Fax: (212) 600-8290
E-mail:  investments@kingsbrookpartners.com
with a copy to:

Robert F. Charron, Esq.
Ellenoff Grossman & Schole LLP
1345 Avenue of the Americas
New York, NY 10105
Phone:
Fax:

If to the Company at:

745 Route 202-206, Suite 303
Bridgewater, New Jersey 08807
Attention:   Chief Executive Officer
Phone: 908-517-9500
Fax:           908-429-4307
with a copy to:

Alexander M. Donaldson, Esq.
Wyrick Robbins Yates & Ponton, LLP
4101 Lake Boone Trail
Suite 300
Raleigh, North Carolina 27607
Phone:  919-781-4000
Fax:           919-781-4865

or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns, including any assignee of any of the Exchange Shares.  The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each Holder.  Provided a Holder provides the Company with written notice thereof, a Holder may assign some or all of its rights hereunder in connection with any transfer of any of its Exchange Warrants without the consent of the Company, in which event such assignee shall be deemed to be a holder hereunder with respect to such assigned rights, provided such assignment is in compliance with applicable securities laws.

(h) No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(i) Survival.  The representations, warranties, agreements and covenants shall survive the Effective Date.

(j) Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.  No specific representation or warranty shall limit the generality or applicability of a more general representation or warranty.

(l) Independent Nature of Holders’ Obligations and Rights.  The obligations of each Holder under this Agreement are several and not joint with the obligations of any other Holder, and no Holder shall be responsible in any way for the performance of the obligations of any other Holder under this Agreement.  Nothing contained herein or in the May 2013 SPA, the October 2013 SPA or in any other Transaction Document, and no action taken by any Holder pursuant hereto or thereto, shall be deemed to constitute the Holders as, and the Company acknowledges that the Holders do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that the Holders are in any way acting in concert or as a group or entity with respect to such obligations or the transactions contemplated by the May 2013 SPA, the October 2013 SPA or the Transaction Documents, and the Company acknowledges that the Holders are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by the May 2013 SPA, the October 2013 SPA or the Transaction Documents.  The decision of each Holder to enter into this Agreement and to effectuate the transactions contemplated by this Agreement has been made by such Holder independently of any other Holder.  Each Holder acknowledges that no other Holder has acted as agent for such Holder in connection with such Holder making its decision to enter into this Agreement or effectuating the transactions contemplated hereby and hereunder and that no other Holder will be acting as agent of such Holder in connection with monitoring such Holder’s investment in the Exchange Warrants or enforcing its rights under the May 2013 SPA, the October 2013 SPA or the Transaction Documents.  The Company and each Holder confirms that each Holder has independently participated with the Company in the negotiation of the transactions contemplated hereby with the advice of its own counsel and advisors.  Each Holder shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Document, and it shall not be necessary for any other Holder to be joined as an additional party in any proceeding for such purpose.  The use of a single agreement to effectuate the transactions contemplated herein and hereby was solely in the control of the Company, not the action or decision of any Holder, and was done solely for the convenience of the Company and not because it was required or requested to do so by any Holder.  It is expressly understood and agreed that each provision contained in this Agreement and in each of the May 2013 SPA, the October 2013 SPA and the Transaction Documents is between the Company and a Holder, solely, and not between the Company and the Holders collectively and not between and among the Holders.

[The next page is the signature page.]

IN WITNESS WHEREOF, the undersigned have executed this Consent and Exchange Agreement as of the date first written above.

COMPANY:                                                                CORMEDIX INC.

By:   /s/ Randy Milby
Name:  Randy Milby
Title:    Chief Executive Officer

HOLDERS:
By:
Name:
Title: